UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2003

INVIVO CORPORATION

(Exact name of the Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-15963	77-0115161

(Commission	(IRS Employer
File Number)	Identification
No.)

4900 Hopyard Road, Suite 210, Pleasanton, CA	94588

(Address of principal executive offices)	(Zip code)

(925) 468-7600

(The Registrant’s telephone number)

(Former name or forme address, if changed since last report)

Item 5. Other Events.
SIGNATURE
EXHIBIT INDEX
Exhibit 3.02

Item 5. Other Events.

          On November 5, 2003, the Board of Director of Invivo Corporation (the “Company”) amended the by-laws of the Company. The amendment added a new Section 12 to Article II of the by-laws which requires that stockholders desiring to submit director nominations or other business for consideration at a meeting of stockholders must provide notice, and certain information, to the Company within a specified time period prior to the meeting. The restated bylaws of the Company are attached in their entirety as Exhibit 3.02 to this Current Report.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2003		INVIVO CORPORATION

	By:	/s/ John F. Glenn

John F. Glenn
Vice President-Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.02	Restated Bylaws of the Registrant.